Exhibit 10.13

No. GSHT2020085226

Loan Contract

Borrower: Xiamen Pop Culture Co., Ltd.

Lender: Xiamen Bank Co., Ltd.

Contract version number: revised in January 2020

The Borrower and the Lender, through equal negotiation, reach an agreement on the Lender’s loan to the Borrower, and hereby enter into the Contract.

Part I General Provision

Article 1 Amount, Term and Purpose of the Loan

1.1	The amount, term and purpose of the loan under the Contract are specified in Article 14 of the Contract.

1.2	Without the written consent of the lender, the borrower shall not change the purpose of the loan, including but not limited to the borrower shall not use the loan for investment in fixed assets, equity and other investments, and shall not use it for fields and purposes prohibited by the state for production and operation.

1.3	The receipt for the loan constitutes an integral part of the Contract and has the same legal effect as the Contract. If the specific loan amount, term, interest rate, repayment account and other information under the Contract is different from the record of the loan receipt, the record of the loan receipt shall prevail.

Article 2 Calculation and Collection of Interest and Adjustment of Interest Rate

2.1	The loan interest rate, loan interest rate adjustment method and interest settlement method under the Contract are specified in Article 15 of the Contract.

2.2	Interest Collection

Unless otherwise agreed by both parties, the loan interest under the Contract shall be calculated from the date when the loan funds are transferred to the account of the Borrower, and shall be calculated according to the actual withdrawal amount and the number of days of money used. Interest shall be calculated on the day of interest settlement and included in the current period.

Interest calculation formula: interest = principal * actual days * daily interest rate.

Daily interest rate conversion formula:

Daily interest rate = annual interest rate/360 (Exception: daily interest rate for HKD, SGD and GBP loans = annual interest rate/365).

2.3	Types of loan interest rate adjustment method

2.3.1	Fixed interest rate refers to the executive interest rate which is not affected by the adjustment of legal interest rate and market interest rate that may occur during the contract period.

2.3.2	Floating interest rate means that the executive interest rate is subject to the adjustment of legal interest rate and market interest rate that may occur during the contract period, but the interest calculated according to the original executive interest rate before the agreed adjustment date will not be readjusted.

(1)	In the case that the floating interest rate is adopted for the adjustment of the RMB loan hereunder, if the adjustment is made annually, the adjustment date shall be the corresponding date one year after the withdrawal date; if there is no date corresponding to the withdrawal date in the month of adjustment, the last day of the month shall be taken as the corresponding date; In case of quarterly adjustment, the adjustment date is January 1, April 1, July 1 and October 1; In case of monthly adjustment, the adjustment date shall be the 1st day of each month. On the adjustment date, the Lender shall determine the new loan interest rate according to the latest loan market quotation interest rate (LPR) of the corresponding period before the adjustment date (excluding the day of adjustment) as per the plus/minus point value agreed in Article 15.1 of the Contract, without further notice to the Borrower.

(2)	If the floating interest rate is adopted for the adjustment of the foreign currency loan under the Contract, the adjustment date shall be December 21 of each year in case of annual adjustment; If adjusted quarterly, the adjustment date is March 21, June 21, September 21 and December 21; If it is adjusted monthly, the adjustment date is the 21st day of each month. On the adjustment date, the Lender shall, based on the documents obtained from Reuters prior to 9:00 (Beijing Time) on the adjustment date and in accordance with the Contract No.1. The latest applicable interest rate of the same term and interest rate type and the same plus/minus point spread shall be readjusted, and the new borrowing interest rate shall be determined without further notice to the Borrower; Or re-adjust the latest loan interest rate applicable to the same currency and the same term agreed in Article 15.1 of the Contract and determine the new loan interest rate without further notice to the Borrower.

2.4	Default interest

2.4.1	If the Borrower fails to pay the principal and interest of the loan when due (including the Lender announces to pay the principal and interest in advance), the Lender shall have the right to charge overdue interest based on the loan interest rate actually implemented under this Contract with a 50% rise from the overdue date until the date when the Borrower pays off the principal and interests of the loan. If the Borrower fails to use the loan funds according to the agreed purpose, the Lender has the right to charge default interest on the loan amount used by the Borrower in breach of the Contract based on the loan interest rate actually implemented under the Contract rising by 100% from the date of default until the date of repayment of principal and interest by the Borrower; If the loan interest rate actually executed under the Contract is adjusted according to the legal interest rate and market interest rate as agreed in the Contract, the default interest rate shall be adjusted accordingly. For loans that are both overdue and misappropriated, penalty interest shall be calculated and collected at a higher penalty interest rate.

2.4.2	For the interest and penalty interest that the Borrower fails to pay on time, compound interest shall be calculated and collected from the overdue date according to the penalty interest rate agreed in Clause 2.4.1 of the Contract.

Article 3 Withdrawal

3.1	The Borrower’s withdrawal shall meet the following conditions:

(1)	The Contract has come into effect;

(2)	The Borrower has provided guarantee according to the requirements of the Lender, and the guarantee contract has taken effect and completed the legal approval, registration or filing procedures;

(3)	The Borrower has reserved for the Lender the Borrower’s documents, receipts, seals, personnel list and signature sample related to the conclusion and performance of the Contract, and filled out the relevant vouchers;

(4)	The Borrower has opened the account necessary for the performance of the Contract as required by the Lender;

(5)	Submit a written application for withdrawal and relevant documents certifying the purpose of the loan to the Lender prior to the withdrawal, and handle relevant withdrawal procedures;

(6)	Other conditions for withdrawal stipulated by law and agreed by both parties.

If the above conditions for withdrawal are not met, the Lender has the right to reject the Borrower’s application for withdrawal, except that the Lender agrees to lend money.

3.2	If the Lender agrees to advance the loan, the Borrower shall make a one-time withdrawal, and the withdrawal amount shall not exceed the loan amount agreed in Article 14 of the Contract. If the drawing amount is less than the loan amount agreed in Article 14 of the Contract, the interest shall be calculated based on the actual drawing amount, but for the difference between the loan amount agreed in Article 14 of the Contract and the actual drawing amount, the Borrower has no right to request to make a second drawing.

3.3	The actual withdrawal date of the Borrower shall not exceed three months after the signing date of the Contract, otherwise the Lender has the right to refuse to release and cancel all loans.

Article 4 Payment of Loan Fund

4.1	Types of payment methods for loan funds

4.1.1	The entrusted payment of the Lender means that the Lender shall, according to the payment entrustment of the Borrower, pay the loan funds to the Borrower’s transaction object meeting the purpose specified in the Contract through the Borrower’s account. The Borrower shall not independently pay the entrusted payment in accordance with the Contract.

4.1.2	The borrower pays independently, that is, after the lender distributes the borrowing funds to the borrower’s account, the borrower pays independently to the borrower’s trading object who meets the contractual purpose.

4.1.3	In case of any change in the conditions of the Borrower’s external payment and credit rating, the Lender shall have the right to change the payment method of the borrowed funds. In case of any change in the payment amount, payment object and purpose of the loan under the changed payment method or entrusted payment method, the Borrower shall provide the Lender with a written explanation on the application for change, and re-apply for withdrawal and relevant transaction data evidencing the use of funds.

4.2	Payment standard of loan fund

If the amount of loan payment under the Contract exceeds RMB 10,000,000, the entrusted payment method must be adopted. Within the scope of the above trustee payment standard, the lender has the right to put forward a stricter trustee payment standard. If the Lender considers that the payment method of the loan funds selected in the specific business application does not meet the requirements, it has the right to change the payment method or stop the issuance and payment of the loan funds. The payment method of the loan fund under the Contract is specified in Article 16 of the Contract. The Borrower shall not independently pay the entrusted payment in accordance with the Contract.

4.3	Specific requirements for entrusted payment of borrowing funds

4.3.1	If the Lender is entrusted to make payment, the Borrower shall provide the written entrustment document of entrusted payment entrustment, that is, authorize and entrust the Lender to transfer the loan funds to the designated account of the Borrower, and then directly pay the loan funds to the account of the transaction object designated by the Borrower for the purpose specified in the Contract.

4.3.2	If the payment is entrusted by the Lender, the Borrower shall provide the Lender with the information of the loan account, the account of the transaction object, the payment amount and the certification materials to prove that the withdrawal conforms to the purpose agreed in the loan contract. The Borrower shall guarantee that all information provided to the Lender is true, complete and valid. Where the Lender fails to complete the entrusted payment obligation in time due to the untrue, inaccurate and incomplete transaction information provided by the Borrower, the Lender shall not assume any responsibility, and the repayment obligation of the Borrower under this Contract shall not be affected.

4.3.3	Execution of entrusted payment

(1)	In case of entrusted payment by the Lender, after the Borrower submits the entrusted payment power of attorney and relevant transaction materials, the Lender shall pay the loan funds to the Borrower’s transaction object through the Borrower’s account after examination and approval.

(2)	If the Lender finds that the usage certification materials and other relevant transaction materials provided by the Borrower do not conform to the provisions of the Contract or have other defects, the Lender shall have the right to require the Borrower to supplement, replace, explain or re-submit relevant materials. The Lender shall have the right to refuse the release and payment of relevant funds before the Borrower submits relevant transaction materials deemed qualified by the Lender.

(3)	In case of refund from the account opening bank of the transaction object, which causes the Lender unable to pay the loan funds to the transaction object in time according to the payment commission of the Borrower, the Lender shall not assume any responsibility, and the repayment obligations of the Borrower under this Contract shall not be affected. The Borrower hereby authorizes the Lender to freeze the funds returned by the opening bank of the transaction object account. In this case, the borrower shall re-submit the relevant transaction materials such as payment commission and use certification materials.

(4)	The Borrower shall not evade the entrusted payment of the Lender by breaking the whole into parts.

4.4	After the release of the loan funds, the Borrower shall, as required by the Lender, timely provide records and evidential materials for the use of the loan funds, including but not limited to transaction evidences such as purchase and sale contracts, operating cost and expenses evidences and other evidences for operating turnover expenses.

4.5	In case of any of the following circumstances, the Lender shall have the right to re-determine the conditions for the issuance and payment of the Loan or stop the issuance and payment of the Loan:

(1)	The Borrower violates the Contract and avoids the entrusted payment of the Lender by breaking the whole into parts;

(2)	The borrower’s credit status declines or the main business profitability is not strong;

(3)	Abnormal use of borrowing funds;

(4)	The Borrower fails to timely provide the records and information on the use of the loan funds as required by the Lender;

(5)	The borrower pays the loan funds in violation of this article.

Article 5 Repayment

5.1	The specific way for the Borrower to repay the loan under the Contract is specified in Article 17.2 of the Contract.

5.2	The Borrower shall repay the loan principal, interest and other payables in full and on time as agreed in the Contract. On the Repayment Date and one working day before the Interest Payment Date, the Borrower shall fully deposit the current interest payable, principal and other payables into the repayment account opened at the Lender, and the Lender shall have the right to take the initiative to transfer them on the Repayment Date and Interest Payment Date, or require the Borrower to cooperate in handling relevant transfer procedures. Refer to the agreement of loan receipt for details of repayment account.

5.3	Order of repayment of loan

Unless otherwise agreed by both parties, the Lender has the right to decide the order of repayment of principal or interest in the case that the Borrower defaults on the principal and interest of the Loan; Under the circumstance of installment repayment, if there are multiple due loans and overdue loans under the Contract, the Lender has the right to decide the repayment sequence of a certain repayment of the Borrower;Where there are multiple due loan contracts between the Borrower and the Lender, the Lender shall have the right to decide the contract sequence to be performed for each repayment by the Borrower.

5.4	Withdrawal account of loan fund

The Borrower shall open a capital withdrawal account with its name as the account name, and the capital withdrawal of the Borrower shall enter the account. The Borrower shall timely provide the information on the funds in and out of the account. The Lender shall have the right to require the Borrower to explain the inflow and outflow of large amount and abnormal capital in the capital withdrawal account and supervise the account. Refer to Article 17.1 of the Contract for details of the Borrower’s Fund Return Account.

5.5	Prepayment

If the Borrower needs to repay in advance, it shall submit a written application to the Lender fifteen working days in advance. After the approval of the Lender, advance repayment formalities shall be handled, and the interest charged according to the original agreement shall not be refunded. In case of partial loan repayment in advance, the principal and interest of repayment shall be re-determined according to the remaining principal from the date of partial loan repayment. Where the Lender agrees to the early repayment of the Borrower, the method for collection of liquidated damages is specified in Article 17.3 of the Contract.

Article 6 Guarantee

See Article 18 of the Contract for details of the debt guarantee method under the Contract.

Article 7 Declarations and Commitment

7.1	The Borrower declares as follows:

(1)	The Borrower is legally registered and legally exists, and has the full capacity of civil rights and capacity of conduct required for signing and performing the Contract;

(2)	The execution and performance of this Contract is based on the true intention of the Borrower, and has obtained legal and effective authorization in accordance with the requirements of its articles of association or other internal management documents, and will not violate any agreements, contracts and other legal documents binding on the Borrower; The Borrower has obtained or will obtain all relevant approvals, permits, filing or registration required for signing and performing the Contract;

(3)	The transaction background of the borrower’s application for business with the lender is true and legal, and is not used for illegal purposes such as money laundering;

(4)	The Borrower does not conceal from the Lender any event that may affect the financial status and performance capability of the Borrower and the Guarantor;

(5)	The Borrower and any of its shareholders and affiliated companies have not involved in any liquidation, bankruptcy, reorganization, merger (by merger), division, reorganization, dissolution, capital reduction or similar legal proceedings, nor have any circumstances that may lead to such legal proceedings;

(6)	The Borrower has not been involved in any economic, civil, criminal, administrative proceedings or similar arbitration proceedings that may have a material adverse impact on it, nor has there been any circumstance that may cause it to be involved in such proceedings or similar arbitration proceedings;

(7)	No enforcement, attachment, seizure, freezing, lien or regulatory action has been taken against any of the Borrower’s material assets, nor has there been any circumstance that might give rise to such action.

7.2	The Borrower promises as follows:

(1)	To submit its financial statements (including but not limited to annual reports, quarterly reports and monthly statements) and other relevant information to the Lender on a regular or timely basis as required by the Lender; The borrower ensures that it continues to meet the financial indicators required by the lender;

(2)	If the Borrower has signed or will sign a counter-guarantee agreement or similar agreement with the Guarantor of the Contract on its guarantee obligations, such agreement will not damage any rights of the Lender under the Contract;

(3)	Accept the lender’s credit inspection and supervision, and provide adequate assistance and cooperation; If the borrower pays independently, it shall regularly summarize and report the payment and use of the borrowing funds in accordance with the requirements of the lender;

(4)	In case of merger, division, capital reduction, equity transfer, external investment, substantial increase in debt financing, transfer of major assets and creditor’s rights and other matters that may adversely affect the borrower’s solvency, prior consent of the lender shall be obtained;

(5)	In case of the following circumstances, the Borrower shall notify the Lender in time:

a.	Changes in the articles of association, business scope, registered capital and legal representative of the borrower or guarantor;

b.	Carry out any form of joint operation, joint venture with foreign investors, contractual operation, reorganization, restructuring, plan listing and other business operation mode changes;

c.	Involved in significant litigation or arbitration, or where property or collateral is seized, sequestered or otherwise secured, or where new security is placed over collateral;

d.	Suspension of business, dissolution, liquidation, suspension of business for rectification, revocation, revocation of business license, (application for bankruptcy, etc;

e.	Shareholders, directors and current senior managers are suspected of major cases or economic disputes;

f.	The Borrower has any event of default under other contracts;

g.	Difficulties in operation and deterioration of financial conditions occur;

(6)	All documents, financial statements, vouchers and other information provided by the Borrower to the Lender under the Contract are true, complete, accurate and valid;

(7)	The Lender has the right to withdraw the loan in advance according to the return of the Borrower’s funds;

Article 8 Disclosure of Related Party Transactions within the Borrower’s Group

8.1	If the borrower is a group client determined by the lender in accordance with the Risk Management Guidelines for Credit Business of Group Clients of Commercial Banks, the borrower shall report to the lender in a timely manner the related transactions of more than 10% of net assets, including the related relationship between the parties to the transaction, transaction items and nature, transaction amount or corresponding proportion, and pricing policy(Including transactions with no amount or only a nominal amount).

8.2	Under any of the following circumstances, the Lender has the right to unilaterally decide to stop paying the unused loan of the Borrower and recover part or all of the principal and interest of the loan in advance: using a false contract with an associated party to obtain bank funds or credit by discounting or pledging creditor’s rights such as bills receivable and accounts receivable without true trade background; Major mergers, acquisitions and reorganizations occur, which the lender considers may affect the safety of the loan; Through related party transactions, Intentionally evading the creditor’s rights of the bank; Other circumstances specified in Article 18 of the Guidelines for Risk Management of Group Customer Credit Business of Commercial Banks.

Article 9 Events of Default and Handling

9.1	One of the following matters shall constitute or be deemed as the default event of the Borrower under the Contract:

(1)	The Borrower fails to perform the payment and liquidation obligations to the Lender in accordance with the Contract;

(2)	The Borrower fails to use the loan funds in the manner agreed in the Contract or fails to use the obtained funds for the purpose agreed in the Contract;

(3)	The statement made by the Borrower in the Contract is not true, or the Borrower violates the commitments made in the Contract;

(4)	If the circumstances specified in Item (4) of Clause 7.2 of the Contract occur, the Lender considers that the financial status and performance ability of the Borrower or the Guarantor may be affected, and the Borrower fails to provide new guarantee and replace the Guarantor according to the provisions of the Contract;

(5)	The credit status of the Borrower declines, or the financial indicators such as the Borrower’s profitability, solvency, operation ability and cash flow deteriorate, which breaks through the index constraints or other financial agreements stipulated in the Contract;

(6)	The borrower and its affiliates have default events under the contract with the lender or other institutions of Xiamen Bank Co Ltd An event of default occurs under the contract between the Borrower and its affiliates and other financial institutions;

(7)	The Guarantor breaches the agreement of the guarantee contract, or breaches other contracts with the Lender or other institutions of Xiamen Bank Co Ltd

(8)	The Borrower terminates its business or dissolves, cancels or goes bankrupt;

(9)	The Borrower is involved in or may be involved in major economic disputes, litigation and arbitration, or its assets are sealed up, seized or enforced, or the Borrower is investigated and dealt with by judicial organs or tax, industry and commerce and other administrative organs according to law, or penalty measures are taken according to law, which has affected or may affect the performance of its obligations under the Contract;

(10)	The main investors and key management personnel of the Borrower change or disappear abnormally, or are investigated or restricted by judicial organs according to law, which has or may affect the performance of their obligations under the Contract;

(11)	When the Lender examines the financial status and performance capability of the Borrower, it finds that there are circumstances that may affect the financial status and performance capability of the Borrower or the Guarantor;

(12)	The Borrower fails to provide explanatory materials recognized by the Lender in case of large amount and abnormal capital inflow and outflow in the designated capital withdrawal account.

(13)	According to the reasonable judgment of the Lender, other events that may materially damage the rights and interests of the Lender under the loan business and have a material adverse impact on the continued performance of such business occur, including but not limited to: the market (exchange rate, interest rate, industry, relevant derivatives market, etc.) Related to the business or the operation of the Lenders; Policy and regulation (monetary, fiscal, industry, regional development, etc.)Major adverse changes in the political and financial situations of other countries and other force majeure events; Significant adverse changes have occurred in the performance ability of other parties to the business.

9.2	In the event of default specified in the preceding paragraph, the Lender has the right to take the following measures respectively or simultaneously according to the specific circumstances:

(1)	Require the Borrower and the Guarantor to correct their breach of contract within a time limit;

(2)	Declare all or part of the principal and interest of the loan and other payables under the Contract to be immediately due;

(3)	Terminate or cancel the Contract, and terminate or cancel other contracts between the Borrower and the Lender in whole or in part;

(4)	Require the Borrower to compensate the Lender for the losses caused by its breach of contract;

(5)	Deduct the amount in the Borrower’s account opened with the Lender and other institutions of Xiamen Bank Co Ltd. to pay off all or part of the Borrower’s debts to the Lender under the Contract without prior notice to the Borrower. Undue amounts in the account are considered to be due in advance. If the account currency is different from the pricing currency of the Lender’s business, it shall be converted according to the Lender’s applicable foreign exchange rate at the time of deduction, and the exchange rate risk shall be borne by the Borrower;

(6)	Require the Borrower to provide a new guarantee, and/or replace the guarantor;

(7)	exercise the real right for security;

(8)	requiring the guarantor to undertake the guaranty liability;

(9)	Collect default interest and compound interest from the Borrower in accordance with the Contract;

(10)	Other measures deemed necessary and possible by the Lender.

Article 10 Reservation of Right

10.1	If one party fails to exercise part or all of the rights hereunder, or fails to require the other party to perform or undertake part or all of the obligations and responsibilities, it shall not constitute a waiver of such rights or a waiver of such obligations and responsibilities.

10.2	Any tolerance, extension or delay on the part of one party to the other party in exercising the rights under the Contract shall not affect any rights it enjoys under the Contract, laws and regulations, and shall not be deemed as a waiver of such rights.

Article 11 Effectiveness, Alteration and Termination of the Contract

11.1	The Contract shall come into force on the date when the legal representatives (responsible persons) or their authorized agents sign or affix seals to it.

11.2	This Contract may be changed or modified in writing upon the consensus of both parties through consultation, and any change or modification shall constitute an integral part of this Contract.

11.3	Unless otherwise stipulated by laws and regulations or otherwise agreed by the parties, the Contract shall not be terminated before all the rights and obligations hereunder are fulfilled.

Article 12 Application of Law and Settlement of Dispute

12.1	The Contract shall be governed by the laws of the People’s Republic of China (excluding Hong Kong, Macao Special Administrative Region and Taiwan).

12.2	The dispute jurisdiction organization and settlement method shall be subject to Article 20 of the Contract. During the period of dispute, both parties shall continue to perform the terms not involved in the dispute. All litigation fees (or arbitration fees) arising from disputes, reasonable attorney fees paid by the other party and other expenses (including but not limited to property preservation fees, appraisal fees, travel expenses, notarization fees, translation fees, evaluation auction fees and execution fees) incurred in the course of litigation (or arbitration) shall be borne by the breaching party.

Article 13 Miscellaneous

13.1	The valid vouchers of the creditor’s rights of the Lender under the Contract shall be subject to the accounting vouchers issued and recorded by the Lender according to its own business regulations.

13.2	Any notice or communication under the Contract shall be delivered to the other party in written form at the address or other contact information recorded on the signing page of the Contract. In case of any change of communication and contact address, the other party shall be notified in written form in time.

13.3	Unless otherwise agreed in other terms of the Contract or terms of the supplementary agreement signed by the Lender and the Borrower, the Lender and the Borrower confirm the transfer of creditor’s rights of the Lender under the Contract as follows: The Borrower agrees that the Lender has the right to unilaterally decide to transfer all or part of creditor’s rights under the Contract to any third party; The creditor’s right transfer notice of the Lender to the Borrower shall become effective to the Borrower from the date of issuance; The Borrower hereby irrevocably undertakes to agree that the Lender has the right to unilaterally accept the entrustment of the assignee of the creditor’s rights to continue to manage the creditor’s rights and corresponding security rights of the Borrower, including but not limited to agency deduction of funds in the accounts of the Borrower and the Guarantor for payment of payables under the Contract, agency collection, and agency litigation against the Borrower and its Guarantor for this creditor’s right. Preservation and other collection measures. If the Lender deducts the payables on behalf of the Guarantor, the Borrower agrees that the Lender shall have the right to directly deduct the funds in any repayment account and other accounts opened by the Borrower and the Guarantor at the headquarters and branches of the Lender and its branches to pay the principal and interest due and payable and other payables of the Borrower and the Guarantor without notice to the Borrowers and Guarantor.

13.4	Without the written consent of the Lender, the Borrower shall not transfer any rights and obligations hereunder to any third party.

13.5	If the Lender needs to entrust other institutions of Xiamen Bank Co Ltd. to perform the rights and obligations under the Contract due to business needs, or transfer the loan business under the Contract to other institutions of Xiamen Bank Co Ltd. for undertaking and management, the Borrower acknowledges this. Other institutions of Xiamen Bank Co Ltd. authorized by the Lender or other institutions of Xiamen Bank Co Ltd. undertaking the loan business under the Contract shall have the right to exercise all rights under the Contract. It has the right to apply for arbitration to the Arbitration Commission agreed in the Contract in the name of the organization for disputes under the Contract or to bring a lawsuit or apply for enforcement to the court with jurisdiction where the organization is located.

13.6	Except for the expenses explicitly stipulated by laws and regulations to be borne by the Lender, any other expenses under the Contract shall be borne by the Borrower.

13.7	Without prejudice to other provisions of the Contract, the Contract shall be legally binding on both parties and their respective successors and assignees.

13.8	If a clause or part of a clause hereof is or will become invalid, such invalid clause or invalid part shall not affect the validity of the Contract and other clauses hereof or other contents of such clause.

13.9	The Lender shall have the right to provide the information related to the Contract and other relevant information of the Borrower to the credit information system of the People’s Bank of China and other credit information databases established according to law in accordance with relevant laws, regulations and regulatory provisions, so as to be inquired and used by qualified institutions or individuals according to law. The Lender shall also have the right to inquire the relevant information of the Borrower through the credit information system of the People’s Bank of China and other credit information databases established according to law for the purpose of concluding and performing the Contract.

13.10	The Borrower agrees that the Lender will entrust a third party to handle the incidental business related to the Contract (including but not limited to the Lender’s system development and maintenance, printing and mailing of relevant vouchers such as account reconciliation vouchers, debt collection, property assessment and other items permitted by laws and regulations) in accordance with laws and regulations, and the Borrower agrees that the Lender will entrust the relevant information of the Borrower under the Contract, The information is handed over to the third party mentioned above for handling the entrusted matters.

13.11	Where the Lender fails to perform the Contract or fails to perform in accordance with the Contract due to changes in laws and regulations, regulatory provisions or requirements of regulatory authorities, the Lender has the right to terminate or perform the Contract according to changes in laws and regulations, regulatory provisions or requirements of regulatory authorities. If the Contract is terminated or modified due to such reasons and the Lender fails to perform or fails to perform according to the Contract, the Lender shall be exempted from liabilities.

13.12	If the Lender deems it necessary, the Borrower shall notarize the Contract. Such notarization shall have the effect of enforcement, and the Borrower promises that if it or the Guarantor fails to perform its obligations or fails to fully perform its obligations, the Borrower is willing to accept the enforcement according to law. If there are options in the following special terms, tick √ in □, indicating that it is applicable, and × indicating that it is not applicable

Part II Special Provision

Article 14 Amount, Term and Purpose of the Loan

14.1	Borrowing currency: RMB, loan amount: (in words) two million yuan only;

14.2	Term: From August 10, 2020 to August 10, 2021;

14.3	Purpose of the loan: to be used for the operational daily turnover of the borrower.

Article 15 Interest Rate and Calculation and Collection of Interest

15.1	Borrowing interest rate

R (RMB loan) the interest rate of RMB loan under this contract is calculated according to the quotation rate (LPR) (plus / minus) of 1-year term and more than 5-year loan market published by national interbank lending center on July 20, 2020, no less than 70 basis points (1 basis point = 0.01%, accurate to 1 base point), and the annual interest rate is tentatively set as 4.55%.

If the actual lending date is adjusted by LPR, the interest rate of the loan shall be adjusted according to the LPR of the latest corresponding period before the actual lending date (excluding the day) and the above plus/minus point.

☒ (foreign currency loan) the interest rate of foreign currency loan under this contract is based on the latest (term and interest rate type) / interest rate plus / minus (spread) / base point obtained from Reuters before 9:00 on the actual drawing date (Beijing time).

☒ (foreign currency loan) the interest rate of foreign currency loan under this contract is the loan interest rate of the same currency / year in effect by the lender on the actual drawing date.

15.2	Adjustment method of loan interest ratio

☒ Fixed rate.

☑ Floating rate:

☑ Annual (year / quarter / month) adjustment is implemented.

☒ Other:/

15.3	Interest Settlement Method

☑ The interest shall be settled on the 20th day of each month.

☒ The interest shall be settled monthly, and the interest settlement date shall be the 15th day of each month.

☒ Interest shall be settled quarterly on the 20th day of the last month of each quarter.

Profit follows the original Qing Dynasty

☒ Others:/

Article 16 Payment Method

The payment of the loan funds under the Contract shall be made by:

☑ All the loan funds are paid by entrustment.

☒ All loan funds are paid independently.

Article XVII	Repayment

17.1	The specified fund withdrawal account of the Borrower is: Bank of deposit. Xiamen bank jiangtou branch Account Number: [*]
17.2

The Borrower shall repay the loan hereunder by:

☑ One time principal repayment method: the principal repayment date is the due date of the loan, and the interest payment date is the interest settlement date agreed in this contract. The borrower shall pay the loan interest on schedule, and return the principal and residual interest of the loan in one lump sum upon maturity.

☒ Interest with principal method: repayment date and interest payment date are the due date of the loan, and the borrower shall repay the principal and interest of the loan at one time when it is due.

☒ Equal principal subtraction method: the principal of the borrower’s loan shall be returned in equal instalments, and the day of repayment and the date of interest payment shall be the date of interest settlement stipulated in this contract, and the borrower shall pay the principal and interest of the first phase of loan. The date of the first repayment of principal and interest is /, and The last period is the due date of the loan stipulated in the loan receipt, and the borrower shall pay the remaining principal and interest. Calculation formula: repayment amount of principal and interest in each period = loan principal / total repayment periods + loan balance x monthly interest rate.

☒ Equal principal and interest method: the principal and interest of the borrower’s loan shall be returned in equal instalments, and the date of repayment and interest payment shall be the date of interest settlement stipulated in this contract, and the borrower shall pay the principal and interest of phase I loan. The date of the down payment of principal and interest is/.

☒ Other repayment plans:/

17.3

The Lender has the right to charge liquidated damages for the prepayment according to the following standards:

☑ There is no penalty for prepayment.

☒ 10% of the remaining monthly interest on the part of prepayment will be added as liquidated damages.

☒ Others:/

Article 18 Guarantee

The guarantee method for the debts hereunder is as follows:

☒ No guarantee

☑ All debts owed by the borrower to the Lender under this contract shall be jointly and severally guaranteed by Huang zhuoqin and Wei Liya, and a guarantee contract shall be signed by both parties.

☒ All debts owed by the borrower to the Lender under this contract shall be mortgaged (pledged) by / with all or legally entitled disposition rights. Both parties shall sign a mortgage (pledge) contract and complete the mortgage (pledge) right according to law.

☑ (other guarantee methods) loan guarantee insurance is provided by Xiamen Branch of Taiping Property Insurance Co., Ltd.

The Lender shall have the right to adjust the guarantee method in accordance with the actual situation before the loan is granted.

Article 19 Other agreed matter

The credit funds shall not be diverted to the house purchase. If the credit funds are diverted to the house purchase, the Lender has the right to terminate the contract and take back the credit in advanced

Article 20 Any dispute arising from or in connection with this contract shall be settled through negotiation by both parties; If the negotiation fails, both parties agree to take the following measures to solve the problem:

☑ Bring a lawsuit to the people’s court where the lender is located.

☒ The dispute shall be submitted to the Arbitration Commission for arbitration in accordance with the arbitration rules in force at the time of submission of the application for arbitration. The place of arbitration shall be the place of the lender. The arbitration award is final and binding on both parties. When the case is submitted to arbitration, both parties agree to adopt the summary procedure.

The parties confirm that all legal documents related to litigation and arbitration based on any dispute under the Contract(Including but not limited to first instance, second instance, retrial, execution procedure, application for payment order, special procedure stage of realizing security interest and all documents of arbitration procedure. Legal documents include but not limited to indictment or arbitration application, evidentiary materials, summons, notice of responding to an action, notice of proof, notice of opening a court session, judgment or award, ruling, conciliation statement, notice for performance within a time limit, petition, notice for execution, etc.) The contact address of the other party recorded on the signing page of the Contract shall be the address for service. The relevant legal documents shall be deemed to have been served three working days after they are sent by express mail according to the above address. If the address is changed, the other party shall be notified in writing within one working day after the change, otherwise the original address shall prevail.

Article 21 Text of Contract

This contract is in triplicate with the same legal effect.

[No text below this page]

[This page has no text and is the signing page of the Loan Contract of Xiamen Bank Co Ltd.]

The Borrower confirms that the Borrower has carefully read all the terms and conditions of the Contract, and relevant persons of the Lender have reminded the Borrower to require relevant persons of the Lender to make full explanation and explanation on any terms before signing the Contract, and to make full explanation and explanation on questions and information raised by the Borrower on relevant terms. The Borrower has now fully understood the meaning of all the terms and conditions of the Contract. Therefore, after careful consideration, the Borrower agrees to accept all the terms and conditions.

This Contract is signed by and between the following parties on August 10, 2020.

Borrower	Lender
Authorized Signatory: Zhuoqin Huang Address: Room 102, No.23 Wanghai Road, Phase II Software Park, Siming District, Xiamen City Tel: [*]	Authorized signatory: Jiabin Wang Address: No.101 Hubin North Road, Siming District, Xiamen City Tel: [*]